Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces Second Quarter 2022 Results

August 3, 2022

NEW YORK -- New Fortress Energy Inc. (Nasdaq: NFE) (“NFE” or the “Company”) today reported its financial results for the second quarter of 2022.

Summary Highlights

•Pleased to report Q2 2022 Adjusted EBITDA(1) of $283 million and $1.05 billion over the trailing twelve months ended June 30, 2022. NFE's net (loss) income for Q2 2022 and trailing twelve months was $(178) million and $197 million, respectively.
•Adjusted EPS for the period was $0.69 per share on a fully diluted basis, or EPS of $(0.81) per share when including a non-cash impairment charge of $315 million resulting from an asset sale(2) announced in Q2.
•On track to achieve Illustrative Adjusted EBITDA Goal(3) of $1.0+ billion for 2022 and $1.5+ billion for 2023 before taking into account the contribution expected from Fast LNG (FLNG) during the year.
◦Our FLNG commercial and project and teams had a very busy and productive quarter, which we look forward to discussing on our Q2 earnings call.
▪Increased FLNG deployment opportunities from one Gulf of Mexico location to three (offshore Louisiana, Altamira, and Lakach(5)) representing approximately 8 MTPA of capacity ramping from 1H23 through 2H24(7).
•Our commitment to our customers and commercial activities at our downstream terminals remains robust.
◦In Brazil - nearing completion of our Barcarena and Santa Catarina terminals and began construction on the 605 MW Barcarena power plant.
◦In Mexico – signed an LOI to expand existing gas supply contract with CFE(5) and extend term to 10 years.
◦In Europe – made significant progress on permits in Ireland and leased one of our FSRUs to a new terminal in the Netherlands(8) expected to start up Q3 2022(7).
•Achieved key balance sheet and liquidity objectives, securing over $2.0 billion of internally generated liquidity based on announcements and other activities to date(2)(4) and upsized our LoC facility to $250 million.
◦Fully-funded on committed capital needs for Fast LNG, with additional developments capable of being funded through operating cash flow(9).
•Continued to position Zero Parks hydrogen business favorably amid increasingly positive policy environment; expect to progress multiple industrial-scale green and blue hydrogen projects in the near future.
•NFE’s Board of Directors approved a dividend of $0.10 per share, with a record date of September 7, 2022 and a payment date of September 21, 2022.
Financial Highlights

	Three Months Ended
(in millions, except Average Volumes)	March 31, 2022	June 30, 2022
Revenues	$505.1	$584.9
Net income (loss)	$241.2	$(178.4)
Adjusted net income	$241.2	$145.7
Terminals and Infrastructure Segment Operating Margin(6)	$211.1	$237.7
Ships Segment Operating Margin(6)	$89.0	$89.7
Total Segment Operating Margin(6)	$300.1	$327.4
Adjusted EBITDA(1)	$257.7	$283.5

Please refer to our Q2 2022 Investor Presentation (the “Presentation”) for further information about the following terms:
1)“Adjusted EBITDA” see definition and reconciliation of this non-GAAP measure in the exhibits to this press release.
2) Refers to the sale by NFE and Ebrasil Energia Ltda. and its shareholders (“Ebrasil”) to Eneva S.A. (“Eneva”) of 100% of the equity interests of the Porto de Sergipe Power Plant, including 100% of the shares of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”), which owns 100% of the equity interests of the Sergipe Power Plant, and Centrais Elétricas Barra dos Coqueiros S.A. (“CEBARRA”), which owns 1.7 GW of expansion rights adjacent to the Sergipe Power Plant. Closing of this transaction is subject to certain conditions precedent some of which are outside of our control. There can be no assurance that closing will be attained within the timeline that we expect or at all.
3)“Illustrative Adjusted EBITDA Goal” is based on the "Illustrative Total Segment Operating Margin Goal" less illustrative Core SGA assumed to be at $172mm in 2022 and $145mm for all periods 2023 onward including the pro rata share of Core SG&A from unconsolidated entities. “Illustrative Total Segment Operating Margin Goal,” or “Illustrative Future Goal” means our goal for Total Segment Operating Margin under certain illustrative conditions. Please refer to this explanation for all uses of this term. This goal reflects the volumes of LNG that it is our goal to sell under binding contracts multiplied by the average price per unit at which we expect to price LNG deliveries, including both fuel sales and capacity charges or other fixed fees, less the cost per unit at which we expect to purchase or produce and deliver such LNG or natural gas, including the cost to (i) purchase natural gas, liquefy it, and transport it to one of our terminals or purchase LNG in strip cargos or on the spot market, (ii) transfer the LNG into an appropriate ship and transport it to our terminals or facilities, (iii) deliver the LNG, regasify it to natural gas and deliver it to our customers or our power plants and (iv) maintain and operate our terminals, facilities and power plants. For vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. There can be no assurance that the costs of purchasing or producing LNG, transporting the LNG and maintaining and operating our terminals and facilities will result in the Illustrative Total Segment Operating Margin Goal reflected. For the purpose of this presentation, we have assumed an average Total Segment Operating Margin between $7.42 and $19.75 per MMBtu for all downstream terminal economics, because we assume that (i) we purchase delivered gas at a weighted average of $17.30 in Q3-22, $12.74 in 2022, and $10.44 in 2023, (ii) our volumes increase over time, and (iii) we will have costs related to shipping, logistics and regasification similar to our current operations because the liquefaction facility and related infrastructure and supply chain to deliver LNG from Pennsylvania or Fast LNG (“FLNG”) does not exist, and those costs will be distributed over the larger volumes. For Hygo + Suape assets we assume an average delivered cost of gas of $17.61 in 2022, and $16.21 in 2023 based on industry averages in the region and the existing LNG contract at Sergipe. Hygo + Sergipe incremental assets include every terminal and power plant other than Sergipe, and we assume all are Operational and earning revenue through fuel sales and capacity charges or other fixed fees. This illustration reflects our effective share of operating margin from Sergipe Power Plant. For Vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. We assume an average Total Segment Operating Margin of up to $211k per day per vessel and our effective share of revenue and operating expense related to the existing tolling agreement for the Hilli FLNG going forward. For Fast LNG, this illustration reflects the difference between the delivered cost of open LNG and the delivered cost of open market LNG less Fast LNG production cost. Management is currently in multiple discussions with counterparties to supply feedstock gas at pricing between $4.31 per MMBtu to $6.17 per MMBtu, multiplied by the volumes for Fast LNG installation of 1.4 MTPA each per year. These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu are higher than the costs we would need to achieve Illustrative Total Segment Operating Margin Goal, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Illustrative Total Segment Operating Margin Goal related to such volumes (i) are not based on the Company’s historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics. We cannot assure you if or when we will enter into contracts for sales of additional LNG, the price at which we will be able to sell such LNG, or our costs to produce and sell such LNG. Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.
4) Refers to sale of 11 LNG infrastructure vessels owned by NFE to a newly formed joint venture between funds managed by Apollo and NFE. Closing of this transaction is subject to certain conditions precedent some of which are outside of our control. There can be no assurance that closing will be attained within the timeline that we expect or at all.
5) In discussions with Petróleos Mexicanos (“Pemex”) to form a long-term strategic partnership for the joint development of the Lakach deepwater natural gas field and with Comisión Federal de Electricidad (“CFE”) to form a strategic alliance supported in connection with a new LNG hub off the coast of Altamira, Tamaulipas, with CFE. Represent letters of intent, whether signed or under discussions. There can be no assurance that binding definitive agreements will be entered into related to such discussions or projects or the terms of any such agreements.
6) “Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. Terminals and Infrastructure Segment Operating Margin includes our effective share of revenue, expenses and operating margin attributable to our 50% ownership of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”). Ships Segment Operating Margin includes our effective share of revenue, expenses and operating margin attributable to our ownership of 50% of the common units of Hilli LLC. Hilli LLC owns Golar Hilli Corporation (“Hilli Corp”), the disponent owner of the Hilli.
7) Lead times and expected development times used herein indicate our internal evaluations of a project’s expected timeline. They refer to us completing certain stages of projects within a timeframe and within a spectrum of budget parameters that, when taken as a whole, are substantially consistent with our business model. These timeframes include assumptions regarding items that are outside our control, including permitting, weather, and other potential sources of delay. To the extent that projects have not yet started or are currently under development, we can make no assurance that such projects are on track within the timeline parameters we establish. Additionally, the construction of facilities is inherently subject to the risks of cost overruns and delays. If we are unable to construct, commission and operate all of our facilities as expected, or, when and if constructed, they do not accomplish our goals, or if we experience delays or cost overruns in construction, estimates regarding timelines, budget and savings could be materially and adversely affected.
8) Refers to binding agreement executed with N.V. Nederlandse Gasunie (“Gasunie”) for a five-year FSRU charter agreement will begin in Q3 2022 and provide storage and regasification capacity for Gasunie’s new LNG import terminal in the port Eemshaven, the Netherlands. The binding FSRU charter agreement is subject to the execution of definitive documentation. We cannot assure you if or when we will enter into binding definitive agreements, on time or on acceptable terms to us.
9) Represents management’s expectations regarding the funding of the committed expenditures reflected and the estimated expenditures. It assumes the Sergipe and Apollo transaction have closed and we have received the anticipated proceeds. There can be no assurance that closing will be attained within the timeline that we expect or at all. The estimated expenditures, including those related to project costs, are not based on generally accepted accounting principles and should not be relied upon for any reason. There is no guarantee that we will reach our goals for funding the estimated expenditures and actual results may differ from our expectations.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Thursday, August 4, 2022 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (888) 394-8218 (toll free from within the U.S.) or (323) 794-2588 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE Second-Quarter 2022 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at https://event.webcasts.com/starthere.jsp?ei=1558536&tp_key=f1cc0198ce and will be located on our company website at www.newfortressenergy.com within the "Investors" tab under “Events & Presentations”. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast. A replay of the conference call will be available at the same website location shortly after the conclusion of the live call.

About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The company owns and operates natural gas and liquefied natural gas (LNG) infrastructure and an integrated fleet of ships and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including: our ability to close the transactions and receive funds within the expected timeline, in the amounts anticipated or at all; ability to maintain our expected development timelines; expectations regarding ability to construct, complete and commission our projects on time and within budget to derive expected goals and benefits; execution of definitive documentation; expected or illustrative financial metrics or goals; successful positioning of Zero Parks hydrogen in policy environment and development of green and blue hydrogen projects in the near future; and the implementation and success of our financing alternatives, including any asset sales. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: illustrative financial metrics and other similar metrics, including goals and expected financial growth; our ability to execute definitive documentation in connection with letters of intent or similar instruments; expectations for taking FID on our projects; the development, construction, completion and operation of the facilities on time, within budget and within the expected specifications and design; ability to maintain our expected development timelines; our ability to close our Sergipe and Apollo transactions and receive funds within the expected timeline and in the amounts anticipated; funding of our projects using cash from the Sergipe and Apollo transactions and self-generated cash flows; development of hydrogen business and ability to implement conversion of natural gas into clean blue hydrogen; the risk that we fail to meet internal financial metrics or financial metrics posed by the market on us; the risk that the foregoing or other factors negatively impact our liquidity and our ability to capitalize our projects; and the risk that we may be unable to implement our financing strategy or to effectively leverage our assets. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s annual and quarterly reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Brett Magill
bmagill@newfortressenergy.com

Media:
jsuski@newfortressenergy.com
(516) 268-7403

Source: New Fortress Energy Inc.

Exhibits – Financial Statements
Condensed Consolidated Statements of Operations
For the three months ended March 31, 2022 and June 30, 2022
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	March 31, 2022	June 30, 2022
Revenues
Operating revenue	$400,075	$497,240
Vessel charter revenue	92,420	75,134
Other revenue	12,623	12,481
Total revenues	505,118	584,855

Operating expenses
Cost of sales	208,298	272,401
Vessel operating expenses	22,964	18,628
Operations and maintenance	23,168	20,490
Selling, general and administrative	48,041	50,310
Transaction and integration costs	1,901	4,866
Depreciation and amortization	34,290	36,356
Asset impairment expense	—	48,109
Total operating expenses	338,662	451,160
Operating income	166,456	133,695
Interest expense	44,916	47,840
Other (income), net	(19,725)	(22,102)
Net income before income (loss) from equity method investments and income taxes	141,265	107,957
Income (loss) from equity method investments	50,235	(372,927)
Tax benefit	(49,681)	(86,539)
Net income (loss)	241,181	(178,431)
Net (loss) income attributable to non-controlling interest	(2,912)	8,666
Net income (loss) attributable to stockholders	$238,269	$(169,765)

Net income (loss) per share – basic	$1.14	$(0.81)
Net income (loss) per share – diluted	$1.13	$(0.81)

Weighted average number of shares outstanding – basic	209,928,070	209,669,188
Weighted average number of shares outstanding – diluted	210,082,295	209,669,188

Adjusted EBITDA
For the three months ended June 30, 2022
(Unaudited, in thousands of U.S. dollars)

Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income/(loss) from operations, net income/(loss), cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing operating performance.
We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, asset impairment expense, interest expense, net, other (income), net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, plus our pro rata share of Adjusted EBITDA from unconsolidated entities, less the impact of equity in earnings (losses) of unconsolidated entities.
Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of unconsolidated entities. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.
The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income (loss) and diluted earnings (loss) per share attributable to New Fortress Energy, which are determined in accordance with GAAP.

The following table sets forth a reconciliation of net (loss) income to Adjusted EBITDA for the three months ended September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022 and the twelve months ended June 30, 2022:

(in thousands)	Three Months Ended September 30, 2021	Three Months Ended December 31, 2021	Three Months Ended March 31, 2022	Three Months Ended June 30, 2022	Twelve Months Ended June 30, 2022
Total Segment Operating Margin	$210,478	$373,150	$300,083	$327,448	$1,211,159
Less: Core SG&A (see definition above)	38,496	38,033	40,960	42,040	159,529
Less: Pro rata share Core SG&A from unconsolidated entities	2,047	1,110	1,390	1,914	6,461
Adjusted EBITDA	$169,935	$334,007	$257,733	$283,494	$1,045,169

Net (loss) income	$(17,769)	$151,723	$241,181	$(178,431)	$196,704
Add: Interest expense, net	57,595	46,567	44,916	47,840	196,918
Add: Tax provision (benefit)	3,526	5,403	(49,681)	(86,539)	(127,291)
Add: Depreciation and amortization	31,194	30,297	34,290	36,356	132,137
Add: Asset impairment expense	—	—	—	48,109	48,109
Add: SG&A items excluded from Core SG&A (see definition above)	8,306	36,894	7,081	8,270	60,551
Add: Transaction and integration costs	1,848	2,107	1,901	4,866	10,722
Add: Other (income), net	(5,400)	(3,692)	(19,725)	(22,102)	(50,919)
Add: Changes in fair value of non-hedge derivative instruments and contingent consideration	2,316	472	(2,492)	2,247	2,543
Add: Loss on extinguishment of debt, net	—	10,975	—	—	10,975
Add: Pro rata share of Adjusted EBITDA from unconsolidated entities(1)	72,336	44,746	50,497	49,951	217,530
Less: Loss (income) from equity method investments	15,983	8,515	(50,235)	372,927	347,190
Adjusted EBITDA	$169,935	$334,007	$257,733	$283,494	$1,045,169

(1)Includes the Company’s effective share of Adjusted EBITDA of CELSEPAR of $52,179, $24,173, $30,207 and $30,813 for the three months ended September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022, respectively, and the Company’s effective share of the Adjusted EBITDA of Hilli LLC of $20,157, $20,573, $20,291 and $19,138 for the three months ended September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022, respectively.

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net income (loss), adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, asset impairment expense, interest expense, other (income) expense, loss on extinguishment of debt, net, (loss) income from equity method investments and tax (benefit) expense. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Three Months Ended June 30, 2022
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$237,712	$89,736	$327,448	$(54,112)	$273,336
Less:
Selling, general and administrative					50,310
Transaction and integration costs					4,866
Depreciation and amortization					36,356
Asset impairment expense					48,109
Interest expense					47,840
Other (income) expense, net					(22,102)
Loss from equity method investments					372,927
Tax (benefit) provision					(86,539)
Net loss					(178,431)

(1)Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $389,996 for the three months ended June 30, 2022 are reported in (loss) income from equity method investments in the consolidated statements of operations and comprehensive income (loss).
(2)Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $17,069 for the three months ended June 30, 2022 are reported in (loss) income from equity method investments in the condensed consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended March 31, 2022
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$211,083	$89,000	$300,083	$(49,395)	$250,688
Less:
Selling, general and administrative					48,041
Transaction and integration costs					1,901
Depreciation and amortization					34,290
Interest expense					44,916
Other (income) expense, net					(19,725)
(Income) Loss from equity method investments					(50,235)
Tax (benefit) provision					(49,681)
Net income					$241,181

(1)Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The earnings attributable to the investment of $36,680 for the three months ended March 31, 2022 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
(2)Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $13,555 for the three months ended March 31, 2022 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended December 31, 2021
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$278,354	$94,796	$373,150	$(46,328)	$326,822
Less:
Selling, general and administrative					74,927
Transaction and integration costs					2,107
Depreciation and amortization					30,297
Interest expense					46,567
Other (income) expense, net					(3,692)
Loss from extinguishment of debt					10,975
(Income) Loss from equity method investments					8,515
Tax (benefit) provision					5,403
Net income					151,723

(1)Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $18,580 for the three months ended December 31, 2021 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
(2)Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $10,065 for the three months ended December 31, 2021 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended September 30, 2021
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$115,638	$94,840	$210,478	$(76,699)	$133,779
Less:
Selling, general and administrative					46,802
Transaction and integration costs					1,848
Depreciation and amortization					31,194
Interest expense					57,595
Other (income) expense, net					(5,400)
(Income) Loss from equity method investments					15,983
Tax (benefit) provision					3,526
Net loss					(17,769)

(1)Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $27,792 for the three months ended September 30, 2021 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
(2)Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $11,809 for the three months ended September 30, 2021 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Adjusted Net Income and Adjusted Earnings per Share
(Unaudited, in thousands of U.S. dollars)

The following table sets forth a reconciliation between net loss attributable to stockholders and earnings per share adjusted for non-cash impairment charges.

Three months ended June 30, 2022
Net loss attributable to stockholders	$(169,765)
Non-cash impairment charges, net of tax	315,444
Adjusted net income	145,679

Weighted-average shares outstanding - diluted (QTD)	209,669,188

Adjusted earnings per share	$0.69

Condensed Consolidated Balance Sheets
As of June 30, 2022 and December 31, 2021
(Unaudited, in thousands of U.S. dollars, except share amounts)

	June 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$138,329	$187,509
Restricted cash	71,602	68,561
Receivables, net of allowances of $164 and $164 respectively	313,457	208,499
Inventory	72,152	37,182
Prepaid expenses and other current assets, net	141,092	83,115
Total current assets	736,632	584,866

Restricted cash	7,960	7,960
Construction in progress	1,401,468	1,043,883
Property, plant and equipment, net	2,156,431	2,137,936
Equity method investments	939,738	1,182,013
Right-of-use assets	407,689	309,663
Intangible assets, net	121,088	142,944
Finance leases, net	600,885	602,675
Goodwill	778,488	760,135
Deferred tax assets, net	5,628	5,999
Other non-current assets, net	95,369	98,418
Total assets	$7,251,376	$6,876,492

Liabilities
Current liabilities
Current portion of long-term debt	$99,756	$97,251
Accounts payable	111,436	68,085
Accrued liabilities	236,535	244,025
Current lease liabilities	53,983	47,114
Other current liabilities	94,286	106,036
Total current liabilities	595,996	562,511

Long-term debt	4,051,756	3,757,879
Non-current lease liabilities	329,972	234,060
Deferred tax liabilities, net	140,289	269,513
Other long-term liabilities	60,835	58,475
Total liabilities	5,178,848	4,882,438

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.01 par value, 750.0 million shares authorized, 207.6 million issued and outstanding as of June 30, 2022; 206.9 million issued and outstanding as of December 31, 2021	2,076	2,069
Additional paid-in capital	1,868,618	1,923,990
Accumulated deficit	(63,895)	(132,399)
Accumulated other comprehensive income (loss)	78,232	(2,085)
Total stockholders' equity attributable to NFE	1,885,031	1,791,575
Non-controlling interest	187,497	202,479
Total stockholders' equity	2,072,528	1,994,054
Total liabilities and stockholders' equity	$7,251,376	$6,876,492

Condensed Consolidated Statements of Operations
For the three and six months ended June 30, 2022 and 2021
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Operating revenue	$497,240	$102,836	$897,315	$194,032
Vessel charter revenue	75,134	64,561	167,554	64,561
Other revenue	12,481	56,442	25,104	110,930
Total revenues	584,855	223,839	1,089,973	369,523

Operating expenses
Cost of sales	272,401	101,430	480,699	198,101
Vessel operating expenses	18,628	15,400	41,592	15,400
Operations and maintenance	20,490	18,565	43,658	34,816
Selling, general and administrative	50,310	44,536	98,351	78,152
Transaction and integration costs	4,866	29,152	6,767	40,716
Depreciation and amortization	36,356	26,997	70,646	36,886
Asset impairment expense	48,109	—	48,109	—
Total operating expenses	451,160	236,080	789,822	404,071
Operating income (loss)	133,695	(12,241)	300,151	(34,548)
Interest expense	47,840	31,482	92,756	50,162
Other (income), net	(22,102)	(7,457)	(41,827)	(8,058)
Net income (loss) before (loss) income from equity method investments and income taxes	107,957	(36,266)	249,222	(76,652)
(Loss) income from equity method investments	(372,927)	38,941	(322,692)	38,941
Tax (benefit) provision	(86,539)	4,409	(136,220)	3,532
Net (loss) income	(178,431)	(1,734)	62,750	(41,243)
Net income (loss) attributable to non-controlling interest	8,666	(4,310)	5,754	(2,704)
Net (loss) income attributable to stockholders	$(169,765)	$(6,044)	$68,504	$(43,947)

Net (loss) income per share – basic	$(0.81)	$(0.03)	$0.33	$(0.23)
Net (loss) income per share – diluted	$(0.81)	$(0.03)	$0.33	$(0.23)

Weighted average number of shares outstanding – basic	209,669,188	202,331,304	209,797,133	189,885,473
Weighted average number of shares outstanding – diluted	209,669,188	202,331,304	209,810,647	189,885,473

Condensed Consolidated Statements of Cash Flows
For the six months ended June 30, 2022 and 2021
(Unaudited, in thousands of U.S. dollars)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$62,750	$(41,243)
Adjustments for:
Amortization of deferred financing costs and debt guarantee, net	2,383	(6,290)
Depreciation and amortization	71,172	37,462
Loss (earnings) of equity method investees	322,692	(38,941)
Drydocking expenditure	(12,439)	—
Dividends received from equity method investees	14,859	7,386
Sales-type lease payments received in excess of interest income	1,426	2,388
Change in market value of derivatives	(9,798)	(7,073)
Deferred taxes	(178,109)	2,447
Change in value of investment of equity securities	1,090	(88)
Share-based compensation	1,238	3,383
Asset impairment expense	48,109	—
Other	671	275
Changes in operating assets and liabilities, net of acquisitions:
(Increase) in receivables	(123,843)	(38,018)
(Increase) in inventories	(35,167)	(35,458)
(Increase) Decrease in other assets	(58,949)	3,679
Decrease in right-of-use assets	35,265	2,072
Increase in accounts payable/accrued liabilities	71,603	24,732
Increase (Decrease) in amounts due to affiliates	1,238	(2,919)
(Decrease) Increase in lease liabilities	(31,352)	133
Decrease in other liabilities	(13,906)	(25,279)
Net cash provided by (used in) operating activities	170,933	(111,352)

Cash flows from investing activities
Capital expenditures	(441,708)	(235,324)
Cash paid for business combinations, net of cash acquired	—	(1,586,042)
Entities acquired in asset acquisitions, net of cash acquired	—	(8,817)
Other investing activities	—	(750)
Net cash (used in) investing activities	(441,708)	(1,830,933)

Cash flows from financing activities
Proceeds from borrowings of debt	437,917	1,652,500
Payment of deferred financing costs	(4,805)	(20,989)
Repayment of debt	(146,030)	(15,864)
Payments related to tax withholdings for share-based compensation	(13,054)	(29,717)
Payment of dividends	(47,374)	(41,346)
Net cash provided by financing activities	226,654	1,544,584
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,018)	(1,317)
Net (decrease) in cash, cash equivalents and restricted cash	(46,139)	(399,018)
Cash, cash equivalents and restricted cash – beginning of period	264,030	629,336
Cash, cash equivalents and restricted cash – end of period	$217,891	$230,318

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress and property, plant and equipment additions	$5,302	$85,513
Liabilities associated with consideration paid for entities acquired in asset acquisitions	—	9,959
Consideration paid in shares for business combinations	—	1,400,784